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                                                                EXHIBIT 23.1





                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-06415) pertaining to the Key Employee Restricted Stock Purchase Plan, the Registration Statement (Form S-8), No. 33-06419) pertaining to the 1996 Non-Qualified Stock Option Plan, and the Registration Statement (Form S-3 No. 33-06555), of our reports dated July 29, 1996, with respect to the consolidated financial statements and schedule of Platinum Software Corporation, included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


                                                /s/ Ernst & Young LLP


Orange County, California
September 25, 1996